As filed with the Securities and Exchange Commission on January 4, 2011
Registration No. 333-144803

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OSTEOLOGIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0104570
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
4415 Cox Road
Glen Allen, VA 23060
(Address of Principal Executive Offices)(ZIP Code)
2006 Equity Incentive Plan
(Full Title of Plans)

Philip J. Young
President and Chief Executive Officer
4415 Cox Road
Glen Allen, VA 23060
Phone: (804) 747-6027
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Stephen B. Thau
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
Phone: (650) 813-5640
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
On July 24, 2007, Osteologix, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-144803 (the “Registration Statement”), for the sale of 2,400,000 shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), under the 2006 Equity Incentive Plan. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement and hereby deregisters all shares of the Common Stock unissued under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Osteologix, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glen Allen, state of Virginia on this 4th day of January 2011.

OSTEOLOGIX, INC.

By:	/s/ Philip J. Young Philip J. Young President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John M. Barberich John M. Barberich	Chairman and Director	January 4, 2011

/s/ Klaus Eldrup-Jørgensen, M.D. Klaus Eldrup-Jørgensen, M.D.	Director	January 4, 2011

/s/ Philip J. Young Philip J. Young	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	January 4, 2011

/s/ Enda Kenny, Ph.D. Enda Kenny, Ph.D.	Director	January 4, 2011

/s/ David O’Flynn David O’Flynn	Director	January 4, 2011